                                                                   Exhibit 10.27

                            INDEMNIFICATION AGREEMENT

         This INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into this ____ day of _____________, 2005 (the "Effective Date") by and between
BioMimetics Therapeutics, Inc., a Delaware corporation (the "Company"), and [ ]
(the "Indemnitee").

         WHEREAS, the Company believes it is essential to retain and attract qualified directors and officers;

         WHEREAS, the Indemnitee is a director and/or officer of the Company;

         WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

         WHEREAS, the Company's Amended and Restated Certificate of
Incorporation (the "Certificate of Incorporation") and Bylaws (the "Bylaws")
authorize the Company to indemnify and advance expenses to its directors and officers to the extent permitted by the DGCL (as hereinafter defined);

         WHEREAS, the Indemnitee has been serving and intends to continue serving as a director and/or officer of the Company in part in reliance on the
Certificate of Incorporation and Bylaws, or is relying upon the rights afforded under this Agreement in accepting the Indemnitee's position as a director, officer or employee of the Company; and

         WHEREAS, in recognition of the Indemnitee's need for (i) substantial protection against personal liability based on the Indemnitee's reliance on the
Certificate of Incorporation and Bylaws, (ii) specific contractual assurance that the protection promised by the Certificate of Incorporation and Bylaws will be available to the Indemnitee, regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Company's
Board of Directors (the "Board") or acquisition transaction relating to the
Company and (iii) an inducement to continue to provide effective services to the
Company as a director and/or officer thereof, the Company wishes to provide for the indemnification of the Indemnitee and to advance expenses to the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained by the Company, to provide for the continued coverage of the Indemnitee under the Company's directors' and officers' liability insurance policies.

         NOW, THEREFORE, in consideration of the premises contained herein and for the Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       CERTAIN DEFINITIONS.

             (a)      A "Change in Control" shall be deemed to have occurred if:

                    (i) any "person," as such term is used in Sections 13(d) and
          14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), other than (a)
          a trustee or other fiduciary holding securities under an employee benefit plan of the Company; (b) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (c)
          any current beneficial stockholder or group, as defined by Rule 13d-5 under the Exchange Act, including the heirs, assigns and successors thereof, of beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities;
          hereafter becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the
          Company representing 25% or more of the total combined voting power represented by the Company's then outstanding Voting Securities;

                    (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the
          Company's stockholders was approved by a vote of at least majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                    (iii) the stockholders of the Company approve a merger or
          consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into
          Voting Securities of the surviving entity) at least 65% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one transaction or a series of transactions, of all or substantially all of the Company's assets.

          (b) "DGCL" shall mean the General Corporation Law of the State of
Delaware, as the same exists or may hereafter be amended or interpreted;
provided, however, that in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto.

          (c) "Expense" shall mean attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal) or preparing for any of the foregoing, any Proceeding relating to any Indemnifiable Event.

          (d) "Indemnifiable Event" shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that the Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of anything done or not done by the Indemnitee in any such capacity.

          (e) "Proceeding" shall mean any threatened, pending or completed action, suit, investigation or proceeding, and any appeal thereof, whether civil, criminal, administrative or investigative and/or any inquiry or investigation, whether conducted by the Company or any other party, that the
Indemnitee in good faith believes might lead to the institution of any such action.

          (f) "Reviewing Party" shall mean any appropriate person or body consisting of a member or members of the Company's Board or any other person or body appointed by the Board (including the special independent counsel referred to in Section 6) who is not a party to the particular Proceeding with respect to which the Indemnitee is seeking indemnification.

          (g) "Voting Securities" shall mean any securities of the Company which vote generally in the election of directors.

          2. INDEMNIFICATION. In the event the Indemnitee was or is a party to or is involved (as a party, witness or otherwise) in any Proceeding by reason of
(or arising in part out of) an Indemnifiable Event, whether the basis of the
Proceeding is the Indemnitee's alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, the Company shall indemnify the Indemnitee to the fullest extent permitted by the DGCL against any and all Expenses, liabilities and losses
(including judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments or other charges imposed thereon, and any federal, state, local or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Agreement) (collectively, "Liabilities") reasonably incurred or suffered by such person in connection with such Proceeding. The Company shall provide indemnification pursuant to this Section 2 as soon as practicable, but in no event later than 30 days after it receives written demand from the
Indemnitee. Notwithstanding anything in this Agreement to the contrary and except as provided in Section 5 below, the Indemnitee shall not be entitled to indemnification pursuant to this Agreement (i) in connection with any Proceeding initiated by the Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding or (ii) on account of any suit in which judgment is rendered against the Indemnitee pursuant to Section 16(b) of the Exchange Act for an accounting of profits made from the purchase, sale or other transaction by the
Indemnitee of securities of the Company (or derivatives thereof).

          3. ADVANCEMENT OF EXPENSES. The Company shall advance Expenses to the
Indemnitee within 30 business days of such request (an "Expense Advance");
provided, however, that if required by applicable corporate laws, such Expenses shall be advanced only

upon delivery to the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company; provided, further, that the Company shall make such advances only to the extent permitted by applicable law.
Expenses incurred by the Indemnitee while not acting in his/her capacity as a director or officer, including service with respect to employee benefit plans, may be advanced upon such terms and conditions as the Board, in its sole discretion, deems appropriate.

          4. REVIEW PROCEDURE FOR INDEMNIFICATION. Notwithstanding the
foregoing, (i) the obligations of the Company under Sections 2 and 3 above shall be subject to the condition that the Reviewing Party shall not have determined
(in a written opinion, in any case in which the special independent counsel referred to in Section 6 hereof is involved) that the Indemnitee would not be permitted to be indemnified under applicable law and (ii) the obligation of the
Company to make an Expense Advance pursuant to Section 3 above shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee
(who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced legal proceedings in a court of competent jurisdiction pursuant to Section 5 below to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the
Indemnitee shall not be required to reimburse the Company for any Expense
Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). The
Indemnitee's obligation to reimburse the Company for Expense Advances pursuant to this Section 4 shall be unsecured and no interest shall be charged thereon.
If there has not been a Change in Control, the Reviewing Party shall be selected by the Board, and if there has been such a Change in Control, other than a
Change in Control which has been approved by a majority of the Company's Board who were directors immediately prior to such Change in Control, the Reviewing
Party shall be the special independent counsel referred to in Section 6 hereof.

          5. ENFORCEMENT OF INDEMNIFICATION RIGHTS. If the Reviewing Party
determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, or if the Indemnitee has not otherwise been paid in full pursuant to Sections 2 and 3 above within 30 days after a written demand has been received by the Company, the Indemnitee shall have the right to commence litigation in any court in the State of
Delaware having subject matter jurisdiction thereof and in which venue is proper to recover the unpaid amount of the demand (an "Enforcement Proceeding") and, if successful in whole or in part, the Indemnitee shall be entitled to be paid any and all Expenses in connection with such Enforcement Proceeding. The Company hereby consents to service of process for such Enforcement Proceeding and to appear in any such Enforcement Proceeding. Any determination by the Reviewing
Party otherwise shall be conclusive and binding on the Company and the
Indemnitee.

          6. CHANGE IN CONTROL. The Company agrees that if there is a Change in
Control of the Company, other than a Change in Control which has been approved by a majority of the Company's Board who were directors immediately prior to such Change in Control, then with

respect to all matters thereafter arising concerning the rights of the
Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for
Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by the Indemnitee and approved by the Company, which approval shall not be unreasonably withheld. Such special independent counsel shall not have otherwise performed services for the Company or the
Indemnitee, other than in connection with such matters, within the last five years. Such independent counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and the
Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special independent counsel pursuant to this Agreement.

          7. PARTIAL INDEMNITY. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Liabilities, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

          8. NON-EXCLUSIVITY. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under any statute, provision of the Certificate of Incorporation or Bylaws, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that a change in the DGCL permits greater indemnification by agreement than would be afforded currently under the Company's Certificate of Incorporation and
Bylaws and this Agreement, it is the intent of the parties hereto that the
Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

          9. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

          10. SETTLEMENT OF CLAIMS. The Company shall not be liable to indemnify the Indemnitee under this Agreement (a) for any amounts paid in settlement of any action or claim effected without the Company's written consent, which consent shall not be unreasonably

withheld; or (b) for any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

          11. NO PRESUMPTION. For purposes of this Agreement, to the fullest extent permitted by law, the termination of any Proceeding, action, suit or claim, by judgment, order, settlement (whether with or without court approval)
or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

          12. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against the Indemnitee, the Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period;
provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

          13. CONSENT AND WAIVER BY THIRD PARTIES. The Indemnitee hereby represents and warrants that he or she has obtained all waivers and/or consents from third parties which are necessary for his or her employment with the
Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Indemnitee represents that he or she is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his or her obligations hereunder or prevent the full performance of his or her duties and obligations hereunder.

          14. AMENDMENT OF THIS AGREEMENT. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof
(whether or not similar), nor shall such waiver constitute a continuing waiver.
Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

          15. SUBROGATION. In the event of payment under this Agreement, the
Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

          16. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against
Indemnitee to the extent the Indemnitee has otherwise actually received payment
(under any insurance policy, Bylaw, vote, agreement or otherwise) of the amounts otherwise indemnifiable hereunder.

          17. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the
Company, by written agreement in form and substance satisfactory to the
Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Company's request.

          18. SEVERABILITY. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.
Furthermore, to the fullest extent possible, the provisions of this Agreement
(including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          19. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

          20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          21. NOTICES. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the
Company at:

                          BioMimetics Theraputics, Inc.
                          389 Nichol Mill Lane
                          Franklin, TN 37067
                          Attention President

                  and to the Indemnitee at:

                          ----------------------------
                          ----------------------------
                          ----------------------------
                          ----------------------------

         Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day first set forth above.

                  THE COMPANY

                  BIOMIMETICS THERAPEUTICS, INC.

                  By:________________________________________________________

                  Name:______________________________________________________

                  Title:_____________________________________________________

                  INDEMNITEE:

                  ___________________________________________________________

                   Signature

                  Print Name:________________________________________________